WAIVERS dated as of October 25, 2007 (this “Waiver”) to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 31, 2007, as amended by a Consent and First Amendment dated as of June 6, 2007 (collectively, “Credit Agreement”), among NU HORIZONS ELECTRONICS CORP. (the “Borrower”), the Lenders, the Co-Syndication Agents and the Documentation Agent parties thereto, and CITIBANK, N.A., as Administrative Agent.

WITNESSETH

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to waive compliance with certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent has obtained the consent of the Required Lenders to execute this Waiver, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

2.	Waivers.

(A)	SEC Reports. Until the earlier of the following (such earlier date, the “Financial Statement Waiver Termination Date”) of:

(i)     the last date on which the Borrower has filed with the Securities and Exchange Commission each of its report on Form 10-Q for the second quarter of its 2008 fiscal year ended August 31, 2007, its amended report on Form 10-Q for the first quarter of its 2008 fiscal year ended May 31, 2007 and its amended report on Form 10-K for the 2007 fiscal year ended February 28, 2007 (the “Specified SEC Reports”); and

(ii)     December 31, 2007;

the Lenders hereby: (y) waive the requirements under clauses (1) and (2) of Section 5.1 of the Credit Agreement that the Borrower deliver the Specified SEC Reports and the Borrower’s consolidated and consolidating financial statements and the compliance certificates required to be delivered under such clauses of the referenced Section of the Credit Agreement in connection with such reports or such financial statements, and (z) agree that until such time as the Financial Statement Termination Date has occurred, the failure to deliver the Specified SEC Reports and any consequences arising solely from such failure shall not be deemed a material adverse change for purposes of Section 3.2 of the Credit Agreement.

(B)     Litigation. Until the earlier of the following (such earlier date, the MAC Litigation Waiver Termination Date):

(i)     the date upon which the Borrower advises the Administrative Agent that the action entitled “Louis Grasso, individually and on behalf of all others similarly situated, Plaintiff(s) v. Vitesse SemiConductor Corporation, Louis Tomasetta, Yatin Mody, Eugene F. Hovanec, Silicon Valley Bank, Nu Horizons Electronics Corp., Titan Supply Chain Services Corp. (formerly known as Titan Logistics Corp.) and KPMG LLP, Defendant(s)” pending in the Central District of California: United States District Court, CA Case #CV06-2529 (the “MAC Litigation”) will result in a probable and quantifiable material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole (a “MAC Determination”), provided however, the obligation of the Borrower to so advise the Administrative Agent of a MAC Determination shall not be deemed to prevent the Administrative Agent and the Lenders from independently making a MAC Determination. Borrower and Administrative Agent each agree to notify the other party within five (5) days of making any MAC Determination; and

(ii)     December 31, 2008;

the Lenders hereby waive Section 3.6(b) of the Credit Agreement and agree that the pendency of the MAC Litigation shall not constitute a breach of such representation.

(C)        Cross Default. Until such time as a waiver is obtained of a cross default, if any, under Section 20.8(g) of the Singapore Facility, as hereinafter defined, to the extent any cross default under same to the Credit Agreement has occurred and has not been cured or remedied by grant of the waivers in (A) and (B) above, the Lenders waive the application of Section 8(e) of the Credit Agreement with respect to any such cross default under the Singapore Facility to the Credit Agreement. “Singapore Facility” means the revolving credit facility in the amount of US $30,000,000.00 made available under the Revolving Credit Facility Deed guaranteed by the Borrower for the Borrower’s Foreign Subsidiary, Nu Horizons Electronics Asia Pte Ltd with the Hong Kong and Shanghai Banking Corporation Limited, as Facility Agent, dated November 20, 2006, as same may be amended.

3.     Agreements. (a) The Borrower agrees that until such time as the Financial Statement Waiver Termination Date has occurred, the amount of the Borrowing Base, as calculated in accordance with clause (ii) of the definition of same, will be deemed reduced by the amount of $7,500,000.

(b)  The Borrower agrees that in consideration for the Lenders executing this Waiver, it shall pay a fee (the “Waiver Fee”) to the Administrative Agent for the account of each Lender that executed and delivered the Waiver on or prior to 5:00 p.m. (New York City time) on October 25, 2007 (or such later time as the Borrower and the Administrative Agent shall agree) in an amount equal to $15,000 to be shared pro rata among the waiving Lenders in proportion to their Revolving Credit Commitments. The Waiver Fee shall be earned upon the effective date of this Waiver and shall be payable on October 31, 2007.

(c)  The Borrower agrees that it will supplement the reports required by Section 5.1(4) of the Credit Agreement by providing copies of all pleadings filed in the MAC Litigation and copies of the correspondence and communications with the Borrower’s insurance carriers with respect to same. Additionally, the Borrower will provide the Administrative Agent with: (i) commencing with the calendar quarter ended December 31, 2007, updates, within ten (10) days of the end of each calendar quarter with respect to its own internal investigations related to the MAC Litigation to the extent that counsel to the Borrower reasonably determines that disclosure would not constitute a waiver of attorney-client privilege with respect to such information; and (ii) prompt notice of any material developments in the MAC Litigation (whether or not same would constitute a MAC Determination) since the date of the last quarterly report. Such additional reporting will include its counsel’s evaluation of Borrower’s position in the MAC Litigation.

(d)  The Borrower agrees that it will not borrow under or otherwise utilize the Singapore Facility until the waiver specified in 2(C) above is obtained.

4.      Conditions to Effectiveness of this Waiver. This Waiver shall become effective upon receipt by the Administrative Agent of counterparts of this Waiver duly executed or consented to by the Borrower, the Administrative Agent and the Required Lenders.

5.  Borrower’s Acknowledgments. The Borrower acknowledges and agrees that the Borrower has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Borrower’s obligations thereunder or if the Borrower did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Waiver.

6.  Acknowledgement of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Waiver and agree that this Waiver and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of execution and delivery of this Waiver.

7.  Continuing Effect; No Other Waiver. Except as expressly set forth in this Waiver, all of the terms and provisions of the Loan Documents are ratified and confirmed, and are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions.

The Waiver provided for herein is limited as specified herein and shall not constitute any other waiver of the Loan Documents. The Borrower acknowledges and agrees that nothing in this Waiver shall constitute an indication of the Lenders’ willingness to consent to any other amendment or waiver of any other provision of the Credit Agreement or a waiver of any Default or Event of Default not referenced in this Waiver or for any other time period.

8.      Expenses.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

9.     Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Waiver signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent. The execution and delivery of this Waiver by any Lender, or by the Administrative Agent with the consent of any Lender, shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

10.     GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

Borrower:
HORIZONS ELECTRONICS CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

Guarantors:
NIC COMPONENTS CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

NU HORIZONS INTERNATIONAL CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

NUV INC.

By:	/s/Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

TITAN SUPPLY CHAIN SERVICES CORP.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

RAZOR ELECTRONICS, INC.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

NuXCHANGE B2B SERVICES, INC.

By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President, Treasurer and Chief Financial Officer

Administrative Agent:
CITIBANK, N.A., as Administrative Agent

By:	/s/ Stuart N. Berman
Stuart N. Berman Vice President

Documentation Agent:
BANK OF AMERICA, N.A., as Documentation Agent

By:	/s/ Steven J. Melicharek
Steven J. Melicharek Senior Vice President

Syndication Agent:
JPMORGAN CHASE BANK, N.A., as Syndication Agent

By:	/s/ Alicia T. Schreibstein
Alicia T. Schreibstein Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as Syndication Agent

By:	/s/ Scott Fishbein
Scott Fishbein First Vice President

By:	/s/ Roy Grossman
Roy Grossman Senior Vice President

Notice Addresses:	Lenders:

CITIBANK, N.A.	CITIBANK, N.A.
730 Veterans Memorial Highway Hauppauge, NY 11788
	By:	/s/ Stuart N. Berman
Stuart N. Berman Vice President

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
395 North Service Road, Floor 3 Melville, NY 11747
	By:	/s/ Alicia T. Schreibstein
Alicia T. Schreibstein Vice President

ISRAEL DISCOUNT BANK OF NEW YORK	ISRAEL DISCOUNT BANK OF NEW YORK
511 Fifth Avenue New York, NY 10017
	By:	/s/ Scott Fishbein
Scott Fishbein First Vice President

By:	/s/ Roy Grossman
Roy Grossman Senior Vice President

BANK OF AMERICA, N.A.	BANK OF AMERICA, N.A.
1185 Avenue of the Americas New York, NY 10036
	By:	/s/ Steven J. Melicharek
Steven J. Melicharek Senior Vice President

SOVEREIGN BANK	SOVEREIGN BANK
330 South Service Road Melville, NY 11474
	By:	/s/ Christine Gerula
Christine Gerula
Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION	HSBC BANK USA, NATIONAL ASSOCIATION
534 Broad Hollow Road Melville, NY 11747
	By:	/s/ Christopher J. Mendelsohm
Christopher J. Mendelsohn First Vice President

NORTH FORK BANK,	NORTH FORK BANK
A DIVISION OF CAPITAL ONE, N.A. 275 Broadhollow Road Melville, NY 11747	CAPITAL ONE, N.A.
	By:	/s/Kevin Brown
Kevin Brown Senior Vice President

BANK LEUMI USA	BANK LEUMI USA
48 South Service Road Suite 200 Melville, NY 11747
	By:	/s/ Paul Tine
Paul Tine
First Vice President